Allianz Life Insurance Company of North America
Stewart Gregg
Senior Securities Counsel
5701 Golden Hills Drive
Minneapolis, MN  55416-1297
Telephone:  763-765-2913

October 26, 2020
Board of Directors
Allianz Life Insurance Company of North America
5701 Golden Hills Drive
Minneapolis, MN  55416
Re:              Opinion and Consent of Counsel
Allianz Life Variable Account B
Registration Statement No. 333-90260, Post Effective Amendment No. 24 (High Five)
Registration Statement No.  333-82329, Post Effective Amendment No. 35 (Alterity)
Registration Statement No.  333-95729, Post Effective Amendment No. 32 (Rewards)
Registration Statement No. 811-05618, Amendment Nos. 540, 541, and 542

Dear Sir or Madam:
You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the above referenced Post-Effective Amendments to the Registration Statement on Form N-4 for the Individual Deferred Variable Annuity Contracts to be issued by Allianz Life Insurance Company of North America and its separate account, Allianz Life Variable Account B.
I am of the following opinions:
1.
Allianz Life Variable Account B is a unit investment trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the Act), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

2.
Upon the acceptance of purchase payments made by a Contract Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such a Contract Owner will have a legally-issued, fully-paid, non-assessable contractual interest under such Contract, and all contractual interests of the Contract Owner are binding obligations of the Depositor.

You may use this opinion letter, or copy hereof, as an exhibit to the Registration Statement.
I consent to the reference to me and to this opinion under the caption "Legal Opinions" contained in the Statement of Additional Information which form a part of the Registration Statement.
Sincerely,
Allianz Life Insurance Company of North America

By:        /s/ Stewart D. Gregg
            Stewart D. Gregg